Exhibit 99.2
April 16, 2007
To the Compensation Committee of the Board of Directors
Metretek Technologies, Inc.
303 East Seventeenth Avenue, Suite 660
Denver, Colorado 80203
Members of the Compensation Committee:
You have requested our opinion as to whether the Compensation Committee’s determination, in connection with the administration of the Metretek Technologies, Inc. (“Metretek”, or the “Company”) Incentive Compensation Fund, that the fair market value of the Company’s common stock is within the range of $14.00 to $16.00 per share represents a fair approximation of the fair market value of the Company’s common stock.
In arriving at our opinion we have (i) relied upon certain due diligence performed by us; (ii) reviewed and analyzed, among other things, the Company’s public documents including its 2005 and 2006 public filings; (iii) held discussions with certain senior members of management and directors; (iv) examined certain financial and business information relating to Metretek that was provided by the management of Metretek, including the Company’s historical and projected earnings; (v) analyzed certain financial, stock market, and other publicly available information relating to the business of other companies with operations that are generally comparable to Metretek; (vi) considered, to the extent publicly available, the financial terms of certain recent mergers and acquisitions that we have considered to be relevant; and (vii) considered such other financial, economic, and market criteria, and conducted such other analyses and examinations as we deemed necessary or appropriate to arrive at our opinion.
In rendering our opinion, with your consent we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available, or furnished to or otherwise discussed with us by the Company, its representatives and its advisors. In arriving at our opinion, with your consent, we have applied valuation methodologies based on a controlling interest. With respect to financial forecasts and other information provided to or otherwise discussed with us by the Company, its representatives and its advisors, we have assumed, with your consent, that such forecasts and other information were reasonably prepared on a basis reflecting the best currently available estimates and judgments as to the expected future financial performance of the Company. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Metretek, nor have we made comprehensive physical inspection of the properties or assets of Metretek. We were not requested to address, and our opinion expressly does not address, the Compensation Committee’s administration of the Incentive Compensation Fund or any decision by the Committee to award incentive compensation thereunder. Our opinion is necessarily based upon financial, stock market, economic, and other conditions and circumstances disclosed to us and as are existing and can be evaluated by us as of the date hereof. We have acted as the investment banker to the Compensation Committee and will receive a fee for our services. We have been paid a fee for this opinion that is not contingent upon our determination or the consummation of any transaction.
Two International Place 24th Floor Boston, Massachusetts 02110 Phone: (617) 482-7501 (617) 482-7503 www.harriswilliams.com Member NASD/SIPC
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This opinion is intended and provided only for the use of the Compensation Committee in its administration of the Incentive Compensation Fund. Our opinion is not intended to be and does not constitute a recommendation to the Compensation Committee with respect to the administration of the Incentive Compensation Fund or any decision by the Committee to award incentive compensation thereunder. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to HW&Co. be made, in whole or in part, without our prior written consent.
Based upon and subject to the foregoing and based upon such other matters as we consider relevant, our experience as investment bankers, and our work as described above, we are of the opinion that, as of the date hereof, the Compensation Committee’s determination that the fair market value of the Company’s common stock is within in the range of $14.00 to $16.00 per share represents a fair approximation of the fair market value of the Company’s common stock.
Sincerely,
Harris Williams & Co.